UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 17, 2013

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
635 Hood Road
Markham, Ontario, Canada L3R 4N6
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on July 17, 2013. The stockholders were asked to vote on the four proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 7, 2013. The final voting results for each proposal are set forth below.

 Proposal 1 – Each of the four nominees for director received the requisite plurality of votes for election. The vote tabulation was as follows:

Nominee	For	Withheld
Clarke Bailey	6,181,931	620,262
David Sandberg	6,095,613	706,580
Lawrence Silber	6,037,751	764,442
J. Randall Waterfield	6,205,751	596,442

Proposal 2 – Stockholders voted in favor of the ratification of KPMG LLP as the Company’s independent registered public accountants.

For	Against	Abstain
11,951,711	1,157,412	109,113

Proposal 3 – Non-binding advisory vote to approve executive compensation.

For	Against	Abstain
6,017,680	756,963	27,550

Proposal 4 – Non-binding advisory vote regarding the frequency of non-binding advisory votes to approve executive compensation.

One Year	Two Years	Three Years	Abstain
6,308,283	21,383	243,137	229,390

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2013	SMTC CORPORATION By: /s/ Lawrence H. Silber Name: Lawrence H. Silber Title: Interim President and Chief Executive Officer